Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-196506 of our report dated March 6, 2014, relating to the consolidated financial statements of Orbitz Worldwide, Inc. and subsidiaries and the financial statement schedule appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 11, 2014